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                                                                    EXHIBIT 5(a)

                         [LETTERHEAD OF ANDREWS & KURTH
                      MAYOR, DAY, CALDWELL & KEETON L.L.P.]



                                 April 15, 2002


Anadarko Petroleum Corporation
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046

Ladies and Gentlemen:

                  We have acted as special counsel to Anadarko Petroleum Corporation, a Delaware corporation (the "Company") and Anadarko Finance Company, an unlimited liability company organized under the laws of the Province of Nova Scotia, Canada and a wholly-owned, indirect subsidiary of the Company ("Anadarko Finance" and together with the Company, the "Registrants"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the "Prospectus") and one or more supplements to the Prospectus (each, a "Prospectus Supplement"), (A) by the Company of, among other securities, (i) common stock ("Common Stock"), (ii) warrants ("Warrants"), (iii) preferred stock ("Preferred Stock"), (iv) depositary shares representing Preferred Stock ("Depositary Shares") evidenced by depositary receipts (the "Receipts"), (v) purchase contracts ("Purchase Contracts"), (vi) stock purchase units ("Purchase Units"), (vii) guarantees ("Trust Preferred Guarantees") with respect to the Trust Preferred Securities (as defined below), (viii) guarantees ("Anadarko Finance Guarantees" and together with the Trust Preferred Guarantees, the "Guarantees") with respect to the Anadarko Finance Debt Securities (as defined below) and (ix) debt securities ("Company Debt Securities") of the Company, and
(B) by Anadarko Finance of (x) debt securities of Anadarko Finance ("Anadarko Finance Debt Securities" and together with Company Debt Securities, the "Debt Securities"), and (C) by one or more trusts of (xi) specified trust preferred securities ("Trust Preferred Securities"), having an aggregate initial public offering price not to exceed U.S. $1,000,000,000, on terms to be determined at the time of the offering. The Common Stock, Warrants, Preferred Stock, Depositary Shares, Purchase Contracts, Purchase Units, Guarantees, Debt Securities and Trust Preferred Securities are collectively referred to herein as the "Securities." All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement or in the applicable Indenture hereinafter referred to, as the case may be.

                  The Warrants will be issued pursuant to a warrant agreement (the "Warrant Agreement") between the Company and the warrant agent (the "Warrant Agent"). The Depositary Shares will be issued pursuant to a deposit agreement (the "Deposit Agreement")
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between the Company and the depositary agent (the "Depositary Agent"). The
Purchase Contracts will be issued pursuant to a purchase contract agreement (the "Purchase Contract Agreement") between the Company and the purchase contract agent (the "Purchase Contract Agent"). The Trust Preferred Guarantees will be issued pursuant to a guarantee agreement (the "Guarantee Agreement") between the Company and the guarantee trustee (the "Guarantee Trustee"). The Anadarko Finance Guarantees will be issued pursuant to a senior indenture between the Registrants and The Bank of New York, as trustee (the "AFC Senior Indenture"). The Company Debt Securities will be issued pursuant to (i) a senior indenture (the "Senior Indenture") or (ii) a subordinated indenture (the "Subordinated Indenture"), between the Company and The Bank of New York, as trustee. The Anadarko Finance Debt Securities will be issued pursuant to the AFC Senior Indenture (together with the Senior Indenture and the Subordinated Indenture, the "Indentures").

                  In arriving at the opinions expressed below, we have examined
(i) the Certificate of Incorporation and Bylaws of the Company, as amended to date, (ii) the Registration Statement, (iii) the Prospectus, (iv) the Indentures, and (v) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Company, Anadarko Finance and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

                  In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all the documents supplied to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies. In conducting our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

                  In rendering the opinions expressed below with respect to the Securities, we have assumed that (i) the Certificate of Incorporation and By-laws of the Company will not have been amended in any manner that would affect any legal conclusion set forth herein, and any Certificate of Designation in respect of Preferred Stock will be in conformity therewith and with applicable law, (ii) the consideration paid for any shares of Common Stock or Preferred Stock or Depositary Shares will comply with Section 153(a) or (b) of the Delaware General Corporation Law (the "DGCL"), the third sentence of Section 152 of the DGCL, and Section 3 of Article IX of the Delaware Constitution, or (in each case) any successor provision; (iii) any Supplemental Indenture to any of the Indentures and any Board Resolution and/or any Officers' Certificate pursuant to any of the Indentures, pursuant to which, in any such case, any Debt Securities are issued will comply with such Indenture as theretofore supplemented, and the form and terms of such Debt Securities will comply with such Indenture as then supplemented (including by any such Supplemental Indenture) and any such Board Resolution and/or Officers' Certificate; and (iv) the form and terms of such Debt Securities, when established, the form and terms of any Warrants, Depositary Shares, Receipts, Purchase Contracts, Purchase Units or Guarantees, and

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the form and terms of any and all Securities or other securities (or other obligations, rights, currencies, commodities or other subject matter) guaranteed thereby (in the case of the Guarantees) or comprising the same or subject thereto (in the case of the Warrants, Purchase Contracts and Units), the issuance, sale and delivery thereof by the Company or Anadarko Finance, or the applicable trust, as the case may be, and the incurrence and performance of any issuer's respective obligations thereunder or in respect thereof (including, without limitation, its obligations under any related Warrant Agreement, Deposit Agreement, Purchase Contract Agreement, unit agreement, Guarantee Agreement or Indenture) in accordance with the terms thereof, will comply with, and will not violate, the Company's Certificate of Incorporation or By-laws, Anadarko Finance's organic documents, the declaration of trust of any trust, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the applicable issuer, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing)
Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities and Guarantees (and, with respect to the Anadarko Finance Guarantees, also in the case of the obligations guaranteed thereby). In addition, except in the case of Guarantees, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the "Holders") of a certificate for such Security or the receipt by the Depository Trust Company, acting as agent, on behalf of all Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities, and the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable purchase, underwriting or similar agreement approved by the Board of Directors or other governing body of each affected issuer (the "Board") and the Registration Statement (including the Prospectus and the applicable Prospectus Supplement).

                  Based on and subject to the foregoing, and subject also to the limitations and other qualifications set forth below:

                  1. With respect to the Common Stock, we are of the opinion that, when (a) the Company has taken all necessary action to approve the issuance of such Common Stock, the terms of the offering thereof and related matters and (b) such Common Stock has been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment (or delivery) of the consideration therefor provided for therein, such Common Stock will be validly issued, fully paid and nonassessable.

                  2. With respect to Warrants to be issued under a Warrant Agreement, we are of the opinion that, when (a) the Company has taken all necessary action to approve the issuance and terms of such Warrants, the terms of the offering thereof and related matters, (b) the Warrant Agreement has been duly authorized and validly executed and delivered by the Company and the Warrant Agent and (c) such Warrants have been duly executed, authenticated, issued and delivered in accordance with the terms of the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment (or delivery) of the consideration therefor provided for therein, such Warrants will constitute valid and legally binding obligations of the Company.
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                  3. With respect to the Preferred Stock, assuming the (a)
taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of a series of the Preferred Stock, (b) due filing with the Office of the Secretary of State of Delaware of the applicable Certificate of Designation for the particular series of Preferred Stock to be issued and (c) due issuance and delivery of such series of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, such series of the Preferred Stock will be validly issued, fully paid and nonassessable.

                  4. With respect to the Depositary Shares in respect of the Preferred Stock, assuming the (a) taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the series of Preferred Stock to be issued in connection therewith, (b) due authorization, and valid execution and delivery of the Deposit Agreement by the Company and the Depositary Agent, (c) due filing with the Office of the Secretary of State of Delaware of the applicable Certificate of Designation for the particular series of Preferred Stock to be issued, (d) terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the terms of the Deposit Agreement, (e) due issuance and delivery of such series of Preferred Stock, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board,
(f) Receipts evidencing the Depositary Shares have been duly issued against the deposit of the applicable series of Preferred Stock in accordance with the Deposit Agreement, and (g) receipt by the Company of such lawful consideration for the Depositary Shares as the Board may determine, the Depositary Shares will be validly issued, fully paid and non-assessable.

                  5. With respect to the Purchase Contracts, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms for the issuance of Purchase Contracts, the terms of the applicable offering thereof and related matters by the Board, (b) due authorization, and valid execution and delivery of the Purchase Contract Agreement by the Company and the Purchase Contract Agent, and (c) due execution, issuance and delivery of the applicable Purchase Contracts, upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement, the Purchase Contracts will constitute valid and legally binding obligations of the Company.

                  6. With respect to the Purchase Units, assuming the (a) taking of all necessary corporate action to authorize and approve (i) the issuance and terms of the Purchase Units, (ii) the execution and terms of the Purchase Contracts which are a component of the Purchase Units, the terms of the offering thereof and related matters, (iii) the issuance and terms of the applicable series of Debt Securities which are a component of the Purchase Units, the terms of the offering thereof and related matters, (iv) the issuance and terms of the Trust Preferred Securities which are a component of the applicable Purchase Units, the terms of the offering thereof and related matters, (b) taking of all necessary corporate or other required action to authorize and approve the issuance and terms of debt obligations, including U.S. treasury securities ("Third Party Debt Securities"), which are a component of the Purchase Units and related matters by the board of directors of each third party, or a duly constituted and acting committee of such board or duly authorized officers of each third party with the power to
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authorize and approve the same, and (c) due execution, authentication, in the case of the applicable series of Debt Securities and Third Party Debt Securities, issuance and delivery of (i) the applicable Purchase Units, (ii) such Purchase Contracts, (iii) such series of Debt Securities, (iv) such Trust Preferred Securities and (v) such Third Party Debt Securities, in each case upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement, in the case of the Purchase Contracts, the applicable Indenture, in the case of a series of Debt Securities, the applicable Declaration of Trust and Certificates of Trust and Trust Agreement, in the case of such Trust Preferred Securities and any applicable indenture, in the case of such Third Party Debt Securities, such Purchase Units will constitute valid and legally binding obligations of the Company.

                  7. With respect to the Trust Preferred Guarantees, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Trust Preferred Guarantees, the terms of the offering thereof and related matters, (b) due authorization, and valid execution and delivery of the Guarantee Agreement by the Company and the Guarantee Trustee,
(c)(i) declaration of trust pursuant to which the Trust Preferred Guarantees will be issued, and (ii) Trust Preferred Guarantees with respect to Trust Preferred Securities issued pursuant to a declaration of trust, have been duly qualified under the Trust Indenture Act of 1939, as amended, and (d) due execution, issuance and delivery of the Trust Preferred Guarantees upon payment of fair consideration or reasonably equivalent value therefor as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the applicable Guarantee Agreement, such Guarantees will constitute valid and legally binding obligations of the Company.

                  8. With respect to any series of Company Debt Securities to be issued under the Senior Indenture, we are of the opinion that, when (a) the applicable supplement, if any, to the Senior Indenture, Board Resolution and/or Officers' Certificate, as the case may be, have been duly authorized and validly executed and delivered by the Company and the Trustee, (b) the Senior Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Company has taken all necessary action to approve the issuance and terms of such series of Company Debt Securities, the terms of the offering thereof and related matters and (d) such series of Company Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the Senior Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment (or delivery) of the consideration therefor provided for therein, such series of Company Debt Securities will constitute valid and legally binding obligations of the Company.

                  9. With respect to any series of Company Debt Securities to be issued under the Subordinated Indenture, we are of the opinion that, when (a) the applicable supplement, if any, to the Subordinated Indenture, Board Resolution and/or Officers' Certificate, as the case may be, have been duly authorized and validly executed and delivered by the Company and the Trustee,
(b) the Subordinated Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Company has taken all necessary action to approve the issuance and terms of such series of Company Debt Securities,
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the terms of the offering thereof and related matters and (d) such series of
Company Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the Subordinated Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment (or delivery) of the consideration therefor provided for therein, such series of Company Debt Securities will constitute valid and legally binding obligations of the Company.

                  10. With respect to any series of Anadarko Finance Debt Securities to be issued under the AFC Senior Indenture, we are of the opinion that, when (a) the AFC Senior Indenture, the applicable supplement, if any, to the AFC Senior Indenture, Board Resolution and/or Officers' Certificate, as the case may be, have been duly authorized and validly executed and delivered by Anadarko Finance, the Company (in the case of the AFC Senior Indenture and any such supplement) and the Trustee, (b) the AFC Senior Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) Anadarko Finance has taken all necessary action to approve the issuance and terms of such series of Anadarko Finance Debt Securities, the terms of the offering thereof and related matters and (d) such series of Anadarko Finance Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the AFC Senior Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment (or delivery) of the consideration therefor provided for therein, such series of Anadarko Finance Debt Securities will constitute valid and legally binding obligations of Anadarko Finance.

                  11. With respect to the Anadarko Finance Guarantees, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Anadarko Finance Guarantees and the Anadarko Finance Debt Securities to which they pertain, the terms of the offering thereof and related matters, (b) the AFC Senior Indenture, as then and theretofore supplemented, pursuant to which the Anadarko Finance Guarantees will be issued, has been duly qualified under the Trust Indenture Act of 1939, as amended, and
(c) due execution, issuance, authentication and delivery of such Anadarko Finance Debt Securities and the due execution, issuance and delivery of such Anadarko Finance Guarantees, upon payment of fair consideration or reasonably equivalent value therefore as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the AFC Senior Indenture, such Anadarko Finance Guarantees will constitute valid and legally binding obligations of the Company.

                  Our opinions in paragraphs 2, 5, 6, 7, 8, 9, 10 and 11 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing. The opinions expressed above are also subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors' rights.
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                  This opinion speaks as of its date and we undertake no, and hereby disclaim any, duty to advise as to changes of fact or law coming to our attention after the delivery hereof on such date. For the purposes of the opinions expressed above, we have assumed that, at the time of the adoption, execution and delivery, as applicable, of each Indenture and each Supplemental Indenture to which it is a party, and each Board Resolution and/or Officers' Certificate (as applicable), each Certificate of Designation in respect of Preferred Stock, each Warrant Agreement to be used in connection with an issuance of Warrants, each Deposit Agreement to be used in connection with an issuance of Depositary Shares, each Purchase Contract Agreement to be used in connection with an issuance of Purchase Contracts, any unit agreement to be used in connection with an issuance of Units, and each Guarantee Agreement to be used in connection with an issuance of Guarantees, and at the time of the issuance and delivery of each Security (a) the Company will be validly existing and in good standing under the law of the State of Delaware, it will have full power and authority to execute, deliver and perform its obligations under such Indenture, Supplemental Indenture, Board Resolution, and/or Officers' Certificate, Certificate of Designation, Warrant Agreement, Deposit Agreement, Purchase Contract Agreement, unit agreement, Guarantee Agreement or Security, as the case may be, and there shall have occurred no change in applicable law (statutory or decisional), rule or regulation, or in any other relevant fact or circumstance, that (in any such case) would adversely affect our ability to render at such time an opinion containing the same legal conclusions herein set forth and subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein, (b) Anadarko Finance will be duly organized or formed, validly existing and, as applicable, in good standing under the laws of its jurisdiction of organization or formation, and duly qualified to conduct business as a foreign corporation or other legal entity in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification necessary and will have full power and authority to execute, deliver and perform its obligations under such Indenture, Supplemental Indenture, Board Resolution, and/or Officers' Certificate, as the case may be, and (c) in the case of the Securities, at the time of issuance, execution and delivery thereof or of the instrument evidencing the same (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness shall not have been terminated or rescinded, (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (iii) all such Securities will have been issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, and (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered (if applicable) by the Company and/or Anadarko Finance, as the case may be, and the other parties thereto.

                  With respect to our opinions expressed above as they relate to Debt Securities or other obligations of the Company or Anadarko Finance, as the case may be, denominated in a currency other than U.S. dollars, we note that (i) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in any such other currency would be rendered in such other currency and would be converted into Dollars at the rate of exchange prevailing on the date of entry of the judgment, and (ii) a judgment rendered by a Federal court sitting in the State of New York in respect of an obligation denominated in any such other currency may be expressed in Dollars, but we express no opinion as to the rate of exchange such Federal court would apply. Further to the foregoing, we express no opinion as to
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Clause (B) of the proviso to the definition of "Outstanding" in Section 101 of any of the Indentures, or as to Section 114 or 115 of any of the Indentures.

                  Further, we express no opinion as to any provision which: (1) relates to severability or separability, or to choice of law to the extent, if any, it purports to require disregard of mandatory choice of law rules; (2) relates to indemnities or exculpation from liability to the extent prohibited by federal or state laws and the public policies underlying those laws or which might require indemnification for, or exculpation from liability on account of, gross negligence, willful misconduct, fraud or unlawful conduct of an indemnified or exculpated party; (3) contains any agreement to agree with respect to compensation of the Trustee; or (4) purports to require that all amendments, waivers and terminations be in writing or the disregard of any course of dealing between the parties. We have also assumed in connection with our opinions in paragraphs 8, 9, 10 and 11 that all times material thereto there will be a single trustee appointed and acting for the holders of all series of Debt Securities from time to time issued and outstanding under the applicable Indenture.

                  Further, we express no opinion as to the parenthetical expression contained in Section 607(1) of any of the Indentures.

                  We express no opinion other than as to the federal laws of the United States of America, the laws of the State of New York and the DGCL. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus. In giving this consent we do not admit that we are "experts" under the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other person or entity without our express prior written consent.

                                 Very truly yours,

                                 /s/  ANDREWS & KURTH MAYOR, DAY,
                                 CALDWELL & KEETON L.L.P.